
<ARTICLE>                     5
<LEGEND>
                               This schedule contains summary financial
                               information extracted from the financial
                               statements of Obie Media Corporation which are
                               included in its quarterly report, Form 10-QSB,
                               for the quarter ended February, 28 1998 and is
                               qualified in its entirety by reference to such
                               financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>               NOV-30-1998
<PERIOD-END>                    FEB-28-1998
<CASH>                                    0
<SECURITIES>                              0
<RECEIVABLES>                     2,657,847
<ALLOWANCES>                        193,119
<INVENTORY>                               0<F1>
<CURRENT-ASSETS>                  4,651,403
<PP&E>                           13,038,135
<DEPRECIATION>                    3,622,277
<TOTAL-ASSETS>                   14,314,537
<CURRENT-LIABILITIES>             4,843,814
<BONDS>                           6,282,118
<PREFERRED-MANDATORY>                     0
<PREFERRED>                               0
<COMMON>                          6,173,967
<OTHER-SE>                       (2,851,456)
<TOTAL-LIABILITY-AND-EQUITY>     14,314,537
<SALES>                                   0
<TOTAL-REVENUES>                  4,169,847
<CGS>                                     0
<TOTAL-COSTS>                     2,848,448
<OTHER-EXPENSES>                     18,240
<LOSS-PROVISION>                          0<F1>
<INTEREST-EXPENSE>                  166,178
<INCOME-PRETAX>                     267,414
<INCOME-TAX>                        101,617
<INCOME-CONTINUING>                 165,797
<DISCONTINUED>                            0
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                        165,797
<EPS-PRIMARY>                           .04<F2>
<EPS-DILUTED>                           .04<F2>

 <F1>                            Information not included in Financial
                                 Statements.

 <F2>                            The  Company is not  filing  restated
                                 Financial   Data   Schedules  as  the
                                 amounts  reflected  for  primary  and
                                 diluted  earnings  per  share  do not
                                 change  as a result  of SFAS No.  128
                                 for the applicable periods.

